UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 20, 2019

SPIRIT REALTY CAPITAL, INC.

SPIRIT REALTY, L.P.

(Exact name of registrant as specified in its charter)

Maryland (Spirit Realty Capital, Inc.)	001-36004	20-1676382 (Spirit Realty Capital, Inc.)

Delaware (Spirit Realty, L.P.)	333-216815-01	20-1127940 (Spirit Realty, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2727 North Harwood Street, Suite 300

Dallas, Texas 75201

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (972) 476-1900

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

 Securities registered pursuant to Section 12(b) of the Act:

Registrant	Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Spirit Realty Capital, Inc.	Common stock, par value $0.05 per share	SRC	New York Stock Exchange
Spirit Realty Capital, Inc.	6.000% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	SRC-A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934

Spirit Realty Capital, Inc.: Emerging growth company ☐

Spirit Realty, L.P.:   Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Spirit Realty Capital, Inc.:  ☐    Spirit Realty, L.P.:  ☐

Item 1.02	Termination of a Material Definitive Agreement.

The disclosure set forth in Item 8.01 related to the termination of the Asset Management Agreement (as defined below) and the Property Management Agreement (as defined below) is incorporated by reference into this Item 1.02.

Item 7.01Regulation FD Disclosure.

On September 20, 2019, Spirit Realty Capital, Inc. (the “Company”) issued a press release regarding the announcement by Spirit MTA REIT (NYSE: SMTA) (“SMTA”), externally managed by a subsidiary of the Company, that the previously announced sale of the assets held in Master Trust 2014 (the “MTA Sale”) by SMTA had closed. A copy of the press release is attached hereto as Exhibit 99.1 and shall be deemed “furnished” not “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 8.01Other Events.

In conjunction with the closing of the MTA Sale, and as previously announced, on September 20, 2019, the Company and SMTA terminated the existing Asset Management Agreement originally entered into on May 31, 2018 (the “Asset Management Agreement”). Under the Asset Management Agreement, a subsidiary of the Company (the “Manager”) provided a management team, consisting of employees of the Company, who were responsible for implementing SMTA’s business strategy and performing certain services for SMTA, including SMTA’s day-to-day functions, subject to oversight by SMTA’s board of trustees.

Also immediately prior to the closing of the MTA Sale, Spirit Realty, L.P. (the “Operating Partnership”), Spirit Master Funding, LLC, Spirit Master Funding II, LLC, Spirit Master Funding III, LLC and Midland Loan Services terminated the Second Amended and Restated Property Management and Servicing Agreement (the “Property Management Agreement”) originally entered into on May 20, 2014 and as amended by Amendment No. 1, dated November 26, 2014, Amendment No. 2, dated December 14, 2017 and Amendment No. 3, dated November 1, 2018. Under the Property Management Agreement, the Operating Partnership served as the property manager and special servicer and was responsible for servicing and administering assets held in Master Trust 2014.

As previously announced, in conjunction with the closing of the MTA Sale, the Company received aggregate gross proceeds of approximately $265 million.  The gross proceeds include amounts in respect of termination fees, as well as consideration for the repurchase of the 6,000,000 10.0% Series A Cumulative Redeemable Preferred Shares of Beneficial Interest of SMTA held by a subsidiary of the Company, consideration for the redemption of Master Trust 2014 notes held by the Company, and other consideration.

At the closing of the MTA Sale and following the termination of the Asset Management Agreement, the interim management agreement (the “Interim Management Agreement”) previously entered into on June 2, 2019, between the Manager and SMTA, became effective. Pursuant to the Interim Management Agreement, the Manager will provide to SMTA similar services to those provided under the Asset Management Agreement as well as services related to the liquidation of the remaining SMTA assets. The Manager will receive $1 million during the initial one-year term of the agreement and $4 million for any one-year renewal term, plus certain cost reimbursements. The Interim Asset Management Agreement is terminable at any time by SMTA and after one year by the Company, in each case without a termination fee.

The foregoing description of terms of the Interim Management Agreement is qualified in its entirety by reference to the text of the Interim Management Agreement, a copy of which will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2019.On November 8, 2019, Spirit Realty Capital, Inc. (the “Company”), issued (i) a press release reporting its results of operations for the third fiscal quarter ended September 30, 2019, a copy of which is attached hereto as Exhibit 99.1, and (ii) a supplemental report of financial and operating information of the Company for the third fiscal quarter ended September 30, 2019, a copy of which is attached hereto as Exhibit 99.2.

The information set forth in Item 2.02 and in the attached Exhibits 99.1 and 99.2 is being "furnished" and shall not be deemed “filed” for any purpose, including for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and is not incorporated by reference into any of the Company’s filings, whether made before or after the date hereof, regardless of any general incorporation language in any such filing.

Item 9.01Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release

104.1	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: September 23, 2019

SPIRIT REALTY CAPITAL, INC.

By:	/s/ Michael Hughes
Michael Hughes
Executive Vice President and Chief Financial Officer

SPIRIT REALTY, L.P.

By:	Spirit General OP Holdings, LLC, as general partner of Spirit Realty, L.P.

By:	/s/ Michael Hughes
Michael Hughes
Executive Vice President and Chief Financial Officer